EX-99.906CERT

Certification Under Section 906

of the Sarbanes-Oxley Act of 2002

James A. McNamara, President/Chief Executive Officer, and Scott McHugh, Principal Financial Officer of the Goldman Sachs Trust II (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2017 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Chief Executive Officer	Principal Financial Officer

Goldman Sachs Trust II	Goldman Sachs Trust II

/s/ James A. McNamara	/s/ Scott McHugh
James A. McNamara	Scott McHugh

Date: October 31, 2017	October 31, 2017

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.